Exhibit 21.1

SUBSIDIARIES OF REGISTRANT

(at September 30, 2005)

ORGANIZED UNDER LAW OF
Alliance One International, Inc.	Virginia
A.D. DIMON Gorica	Macedonia
A.D. DIMON Mara Dimova	Macedonia
Adams International Ltd.	Thailand
Advhus Gestion Societe Civile	France
Africa Holding S.A.	Luxembourg
Agroexpansion S.A.	Spain
Alliance One ESS	Greece
Alliance One Exportadora de Tabacos Ltda.	Brazil
Alliance One International A.G.	Switzerland
Alliance One International Leaf (Thailand) Ltd.	Thailand
Alliance One International Services Limited	U.K.
Alliance One International Services, Inc.	North Carolina
Alliance One International Singapore Pte Ltd.	Singapore
Alliance One International Tabak B.V.	The Netherlands
Alliance One Rotag AG	Germany
Alliance One Tabaco Mexico, S. A. de C.V.	Mexico
Alliance One Tobacco (Kenya) Limited	Kenya
Alliance One Tobacco (Malawi) Limited	Malawi
Alliance One Tobacco Bulgaria EOOD	Bulgaria
Alliance One Tobacco Canada, Inc.	Canada
Alliance One Tobacco d.o.o.	Serbia
Alliance One Tobacco Ltd.	U.K.
Carolina Trading Corporation	North Carolina
CdF Eastern Europe A/O	Russia
Cdf International S.A.	Uruguay
Compania General de Tabacos de Filipinas	Spain
Cordillerana Tabacalera Paraguaya S.A.	Paraguay
CRES Tobacco Company Inc	North Carolina
DIMON Argentina S.A.	Argentina
DIMON Congo S.p.r.l.	Congo
DIMON Exportadora de Fumos	Brazil
DIMON Guatemala, S.A.	Guatemala
DIMON Hellas Tobacco S.A.	Greece
DIMON International Kyrgystan	Kyrgyzstan
DIMON Morogoro Tobacco Processors Limited	Tanzania
DIMON Turk Tutun A.S.	Turkey
Domitab, S.A.	Dominican Republic
Fumex Tabacalera Ltda.	Brazil
Greene Natural Fibers, LLC	North Carolina
Holdings International Service Corp.	Bermuda
Intabex Germany Rohtabakwerk GmbH, Glauzig	Germany
Intabex Netherlands BV	The Netherlands
Intabex Worldwide S.A.	Luxembourg
International Tobacco Funding, S.L.	Spain
Jas. I. Miller Tobacco Co. Inc	North Carolina
Lanimex Trading GmbH	Germany

SUBSIDIARIES OF REGISTRANT

(at September 30, 2005)

(Continued)

ORGANIZED UNDER LAW OF
Leaf Trading Company Ltd.	Russia
Lohmann & Company Wollhandel GmbH	Germany
LRH Travel Ltd.	U.K.
Mashonaland Tobacco Company (Pvt) Ltd.	Zimbabwe
Mauritius Tobacco Investments Ltd.	Mauritius
Meridional de Tabacos Ltda	Brazil
P.T. Mayangsari	Indonesia
Peignage de la Tossee S.A.	France
Prolaine Wollhandels GmbH	Germany
PT Indonesia Tri Sembilan	Indonesia
Rio Grande Tabacos Ltda.	Brazil
Siam Tobacco Export Corporation Ltd.	Thailand
Siam Ventures Ltd	Thailand
Siemssen Threshie (Malawi) Ltd.	Malawi
Spierer Tutun Ihracat Sanayi Ticaret A.S.	Turkey
Stancom Tanzania (Jersey) Ltd.	Jersey
Stancom Tobacco (Private) Ltd	Zimbabwe
Stancom Tobacco Company (Malawi) Ltd.	Malawi
Stancom Tobacco Services (Mozambique) Lda.	Mozambique
Stancom Tobacco Services (Zambia) Ltd	Zambia
Standard Brazil Ltd	Jersey
Standard Commercial Hellas S.A.	Greece
Standard Commercial SA	Switzerland
Standard Commercial Tobacco (M) Ltd.	Malawi
Standard Commercial Tobacco Company (UK) Ltd.	United Kingdom
Standard Commercial Tobacco Services (UK) Ltd.	United Kingdom
Standard Tobacco Argentina S.A.	Argentina
Standard Wool Deutschland GmbH	Germany
Standard Wool France S.A.	France
Standard Wool Inc.	Delaware
StanSun Leaf Tobacco Company	Kyrgyzstan
Tabacosfil Paraguay S.A. Comercial	Paraguay
Tabagri (2003) Ltd	Malawi
Tabmarc Ltd	Malawi
Tentler & Co. B.V.	Netherlands
Tobacco de Manica Limitada	Mozambique
Tobacco Development Company Ltd	Zambia
Tobacco Processors (Zimbabwe) (Private) Ltd	Zimbabwe
Tobacos de Tete	Mozambique
Transcatab SpA	Italy
Trans-Continental Leaf Tobacco Corporation	Leichtenstein
Trans-Continental Participacoes e Empreendimentos Ltda.	Brazil
Trans-Continental Tobacco India Pvt Ltd	India
W. A. Adams Company	North Carolina
Werkhof GmbH	Germany
World Wide Tobacco España S.A.	Spain
Yardiner S.A.	Uruguay
Zambia & Overseas Tobacco Co Ltd	Zambia